UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2008

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2008, ACCO Brands Corporation (the “Company”) entered into an agreement and general release dated as of October 22, 2008 with David D. Campbell, whose service with the Company as its Chief Executive Officer terminated on October 22, 2008.  Pursuant to the agreement, Mr. Campbell will receive the amounts and benefits he is entitled to receive pursuant to the Company’s existing Executive Severance Plan under its ordinary course (without cause) termination provisions.  The material terms of such provisions are described in the Company’s proxy statement for its 2008 annual meeting.  In addition, the Company agreed to the extension of health and medical benefits on a cost sharing basis to Mr. Campbell’s dependents in the event of Mr. Campbell’s death during his 24-month severance period.  The treatment of outstanding equity awards at the time of his termination will be governed by the terms of the applicable award agreements, and the treatment of retirement benefits will be governed by the terms of the applicable Company plans and the retirement agreement, dated May 1, 2008, between the Company and Mr. Campbell.

The foregoing summary of the material provisions of the agreement with Mr. Campbell does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.  A copy of the Executive Severance Plan was filed with the Company’s Form 8-K filed with the Securities and Exchange Commission on November 29, 2007.  A copy of Mr. Campbell’s retirement agreement was filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended March 31, 2008.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement and General Release between the Company and David D. Campbell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION
(Registrant)

Date: November 26, 2008	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary
and General Counsel

INDEX TO EXHIBITS

Exhibit
10.1	Letter Agreement and General Release between the Company and David D. Campbell.